As filed with the Securities and Exchange Commission on May 31, 1996
                                                    Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                             ST. JUDE MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                       41-1276891
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                               ONE LILLEHEI PLAZA
                            ST. PAUL, MINNESOTA 55117
              (Address of Principal Executive Offices and zip code)
                          ----------------------------

                             ST. JUDE MEDICAL, INC.
               STOCK OPTION GRANTED TO OFFICER OF DAIG CORPORATION
                            (Full title of the Plan)
                          ----------------------------

                             Kevin T. O'Malley, Esq.
                       Vice President and General Counsel
                             St. Jude Medical, Inc.
                               One Lillehei Plaza
                               St. Paul, MN 55117
                                  (612)483-2000
  (Name, address, including zip code and telephone number of agent for service)

                                    Copy to:
                            Martin R. Rosenbaum, Esq.
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                              Minneapolis, MN 55402
                                  (612)371-3278

                          ----------------------------






                                                   CALCULATION OF REGISTRATION FEE


                                          Proposed              Proposed                Proposed
            Title of                       Maximum               Maximum                 Maximum
           Securities                      Amount               Offering                Aggregate              Amount of
              to be                         to be                 Price                 Offering             Registration
           Registered                    Registered             Per Share               Price(1)                  Fee


          Common Stock                83,422 shares(1)           $21.10               $1,760,204.20             $609.97
        ($.10 par value)


(1) Pursuant to an Agreement and Plan of Merger dated January 29, 1996 among the Company, Partner Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of the Company, and Daig Corporation, a Minnesota corporation ("Daig"), the Company has assumed a Non-Qualified Stock Option Agreement (the "Daig Option") effective March 1, 1995 between Daig Corporation ("Daig") and John Heinmiller, an officer of Daig. The Daig Option previously represented an option to purchase 128,000 shares of Daig common stock. This assumption was effective as of the effective date of the merger of Partner Acquisition Corp. with and into Daig, at which time the Daig Option became an option to purchase 83,422 shares of the Company's Common Stock at an exercise price of $21.10 per share. The Daig Option will terminate 30 days after the effective date of the merger, which occurred on May 31, 1996.

               ---------------------------------------------------





                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1995, as amended by amendments on Form 10-K/A filed on April 1, 1996 and April 26, 1996.

         (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1996;

         (c)      The Current Report of the Company on Form 8-K dated January
                  29, 1996;

         (d) The description of the capital stock of the Company as set forth in the Company's Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 28, 1991 (Reg. No. 33-41459), including any amendments or reports filed for the purpose of updating such information.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  Interests of Named Experts and Counsel.

         Thomas H. Garrett III, Secretary and Director of the Company, is a partner in Lindquist & Vennum P.L.L.P., the law firm passing on the validity of the securities to be issued under this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         The Company's Bylaws require indemnification of its directors and officers to the fullest extent permitted by Minnesota law. The Bylaws provide that the Company shall indemnify any person made or threatened to be made a party to any threatened, pending or completed civil, criminal administrative, arbitration or investigative proceeding, including a proceeding by or in the right of the corporation, by reason of the former or present official capacity of the person, provided the person seeking indemnification meets five criteria set forth in Section 302A.521 of the Minnesota Business Corporation Act.

         The Company's Bylaws also authorize the Board of Directors, to the extent permitted by applicable law, to indemnify any person or entity not described in the Bylaws pursuant to, and to the extent described in, an agreement between the Company and such person, or as otherwise determined by the Board of Directors in its discretion.

         The Company has entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification against certain costs incurred by each director and officer made or threatened to be made a party to a proceeding because of his or her official capacity as a director or officer. The indemnification agreements provide for indemnification to the full extent permitted by Minnesota law.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions or such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit

         5(a) Opinion and Consent of Lindquist & Vennum P.L.L.P. as to the legality of the securities being registered

         23(a)    Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit
                  5(a))

         23(b)    Consent of Ernst & Young LLP

         24       Power of Attorney (included on signature page)

         99(a) Non-Qualified Stock Option Agreement effective March 1, 1995 between Daig Corporation and John Heinmiller.

         99(b) Agreement and Plan of Merger, dated as of January 29, 1996, between the Registrant, Partner Acquisition Corp. and Daig Corporation (incorporated by reference to Exhibit 2.1 to the Registration Statement of Registrant on Form S-4, File No. 333-2713).

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on May 29, 1996.

                                                     ST. JUDE MEDICAL, INC.


                                           By /s/ Ronald A. Matricaria
                                              Ronald A. Matricaria
                                              President, Chief Executive Officer
                                                  and Chairman of the Board

                               POWER OF ATTORNEY

         The undersigned officers and directors of St. Jude Medical, Inc. hereby consitute and appoint Ronald A. Matricaria, Stephen L. Wilson and Kevin T. O'Malley, or any of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on the 29th day of May, 1996, by the following persons in the capacities indicated.

         Signature                             Title


/s/ Ronald A. Matricaria     President, Chief Executive Officer and
Ronald A. Matricaria         Chairman of the Board and Director
                             (principal executive officer)


/s/ Stephen L. Wilson        Vice President, Finance and Chief Financial Officer
Stephen L. Wilson            (principal financial and accounting officer)


/s/Paul J. Chiapparone       Director
Paul J. Chiapparone


/s/ Thomas H. Garrett III    Director
Thomas H. Garrett III


/s/ Kenneth G. Langone       Director
Kenneth G. Langone


/s/ Charles V. Owens, Jr.    Director
Charles V. Owens, Jr.


/s/ Walter L. Sembrowich     Director
Walter L. Sembrowich


/s/ Roger G. Stoll           Director
Roger G. Stoll


/s/ Gail R. Wilensky         Director
Gail R. Wilensky



                                INDEX TO EXHIBITS



5(a) Opinion and Consent of Lindquist & Vennum P.L.L.P. as to the legality of the securities being registered

23(a)    Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5(a))

23(b)    Consent of Ernst & Young LLP

24       Power of Attorney (included on signature page)

99(a) Non-Qualified Stock Option Agreement effective March 1, 1995 between Daig Corporation and John Heinmiller.

99(b) Agreement and Plan of Merger, dated as of January 29, 1996, between the Registrant, Partner Acquisition Corp. and Daig Corporation (incorporated by reference to Exhibit 2.1 to the Registration Statement of Registrant on Form S-4, File No. 333-2713).